SECOND AMENDMENT TO COMMITMENT AGREEMENT THIS SECOND AMENDMENT to the commitment agreement dated February 4, 2022, as amended on May 5, 2022 (collectively, the “Commitment Agreement”) between Brookfield Corporation (formerly Brookfield Asset Management Inc.), a corporation existing under the laws of the Province of Ontario (“BN”) and Brookfield Business Partners L.P., a limited partnership existing under the laws of Bermuda (“BBU”) is made as of the 7th day of November, 2023. Capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Agreement. WHEREAS pursuant to the Commitment Agreement, BN agreed to subscribe for, or cause one or more affiliates of BN to subscribe for, up to one billion five hundred million dollars ($1,500,000,000) of Preferred Securities of one or more of the BBU Subsidiary Issuers, on the terms and conditions set forth therein; and WHEREAS as of the date hereof affiliates of BN have subscribed for an aggregate of one billion four hundred and seventy-five million dollars ($1,475,000,000) of Preferred Securities; and WHEREAS BN and BBU wish to amend Schedule “A” to the Commitment Agreement, which amended Schedule A shall apply to any future subscriptions of Preferred Securities by BN or its affiliates pursuant to the Commitment Agreement; NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows: 1. Amendment to Schedule A Schedule A of the Commitment Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto. 2. Representations and Warranties 2.1 BN hereby represents and warrants to BBU that: 2.1.1 it is validly organized and existing under the laws of the Province of Ontario; 2.1.2 it has the power, capacity and authority to enter into this Amendment and to perform its duties and obligations hereunder; 2.1.3 it has taken all necessary action to authorize the execution, delivery and performance of this Amendment; 2.1.4 the execution and delivery of this Amendment by it and the performance by it of its obligations hereunder do not and will not

- 2 - contravene, breach or result in any default under its articles, by- laws, constituent documents or other organizational documents; and 2.1.5 no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Amendment; and this Amendment constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity. 2.2 Brookfield Business Partners Limited (the “General Partner”), in its capacity as the general partner of BBU, hereby represents and warrants to BN that: 2.2.1 each of BBU and the General Partner is validly organized and existing under the relevant laws governing its formation and existence; 2.2.2 the General Partner has the power, capacity and authority to enter into this Amendment and to perform its duties and obligations hereunder on behalf of BBU; 2.2.3 the General Partner has taken all necessary action to authorize the execution, delivery and performance of this Amendment on behalf of BBU; 2.2.4 the execution and delivery of this Amendment by the General Partner on behalf of BBU and the performance by BBU of its obligations hereunder do not and will not contravene, breach or result in any default under the organizational documents of the General Partner or BBU, as applicable; 2.2.5 no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by the General Partner on behalf of BBU of this Amendment; and 2.2.6 this Amendment constitutes a valid and legally binding obligation of BBU enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies

- 3 - generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity. 3. Governing Law This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. 4. General 4.1 Except as modified herein, all terms and conditions of the Commitment Agreement shall remain in full force and effect. 4.2 This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement. [NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first written above. BROOKFIELD CORPORATION By: Name: Swati Mandava /s/ Swati Mandava Title: Managing Director, Legal & Regulatory BROOKFIELD BUSINESS PARTNERS L.P. by its general partner BROOKFIELD BUSINESS PARTNERS LIMITED By: Name: James Bodi Title: Vice President /s/ James Bodi

- 5 - Schedule A Rights, Preferences, Privileges, Restrictions and Conditions of Preferred Securities Price: $25.00 per preferred unit or preferred share, as applicable. Dividends: Fixed preferential cumulative dividends or distributions in the amount of 7% per annum, payable quarterly. Perpetual: The Preferred Securities are perpetual in nature and are not required to be redeemed by the applicable BBU Subsidiary Issuer, other than as set forth in this Term Sheet. Optional Redemption: The Preferred Securities will be redeemable by the BBU Subsidiary Issuer at any time for cash equal to $25.00 per share or unit, as applicable, plus all accrued and unpaid dividends or distributions up to but excluding the date fixed for redemption (the “Redemption Price”). Ranking: The Preferred Securities will rank pari passi (including with respect to dividends, redemption, rights upon liquidation, dissolution or winding up) with any other preferred units or preferred shares of the BBU Subsidiary Issuer and senior to any other class or series of shares or units of the BBU. Restrictions on Dividends and Distributions, Retirement and Issuance of Securities: So long as any dividends or distributions on the Preferred Securities are outstanding, the BBU Subsidiary Issuer shall not, without the approval of holders of Preferred Securities (i) declare or pay any dividends or distributions on any securities that rank junior to the Preferred Securities, (ii) redeem, purchase or otherwise pay off or make any capital dividends or distributions in respect of any securities that rank junior to the Preferred Securities, (iii) redeem, purchase or otherwise pay off less than all of the Preferred Securities, or (iv) create or issue any securities ranking as to capital or dividends or distributions prior to or on a parity with the Preferred Securities, in each case subject to customary exceptions and unless certain customary conditions are satisfied, including that all dividends or distributions then payable on the Preferred Securities and on all securities ranking as to dividends or distributions on a parity with the Preferred Securities accrued up to and including the dividend or distributions payable on the immediately preceding respective date or dates for payment of dividends or distributions thereon shall have been declared and paid or set apart for payment.

- 6 - Liquidation: On liquidation, dissolution or winding up of the BBU Subsidiary Issuer or any other distribution of its assets among its holders for the purpose of winding up its affairs, holders of the Preferred Securities are entitled to receive an amount equal to the Redemption Price of the Preferred Securities, before any amounts shall be paid or any assets of the BBU Subsidiary Issuer distributed to the holders of any common shares or units. Upon payment of such amounts, holders of Preferred Securities shall not be entitled to share in any further distribution of the assets of the BBU Subsidiary Issuer. Voting Rights: Except as required by law or the constating documents of the BBU Subsidiary Issuer, holders of Preferred Securities shall not have any right to receive notice of, to attend, and to vote at, any meeting of shareholders or unitholders of the BBU Subsidiary Issuer. Transfer Restrictions: Transfers to members of the BAM Group are permitted with prior notice to the BBU Subsidiary Issuer. Each Subscriber shall also be permitted to pledge its Preferred Securities in favour of any lender to such Subscriber and such lender shall be permitted to transfer such Preferred Securities upon any enforcement of its security. All other transfers require the prior consent of the BBU Subsidiary Issuer acting reasonably.